EXHIBIT 3.19(b)

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LYONDELL-CITGO REFINING LP

The undersigned, desiring to amend the Certificate of Limited Partnership of Lyondell-CITGO Refining LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware do hereby certify as follows:

FIRST: The name of the limited partnership is Lyondell-CITGO Refining LP.

SECOND: Section 4 of the Certificate of Limited Partnership shall be amended as follows:

“The names and the business addresses of the general partners of the Partnership are:

Lyondell Refining Company LP

P.O. Box 3646

Houston, Texas 77252-3646

CITGO Gulf Coast Refining, Inc.

P.O. Box 3758

Tulsa, Oklahoma 74556”

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Certificate of Limited Partnership of Lyondell-CITGO Refining LP as of January 24, 2006.

LYONDELL REFINING COMPANY LP, a Delaware limited partnership

By: LRC Holdings GP LLC, its general partner

BY:	/s/ Kerry A. Galvin
	Name:	Kerry A. Galvin
	Title:	Senior Vice President, General Counsel and Secretary

CITGO GULF COAST REFINING, INC., a Delaware corporation

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President